Exhibit 1.3

··· 206251 NUMBER: BRJTIS'H COLUMBIA CERTIFICATE OF CHANGE OF NAME COMPANY ACT I Hereby Certify that TREMINCO RESOURCES LTD. has this day changed its name to ELKHORN GOLD MINING ·CORPORATION Issued under my hand at Victoria, British Columbia on February 08, 1999 · JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA